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Exhibit 12
Computation of Ratio of Earnings to Fixed Charges
Jostens, Inc. and subsidiaries

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
                                                                                           Six months        Year
                                                           Years ended                        ended         ended
                                       -------------------------------------------------   -----------     -------
(Unaudited)                            December 30   January 1    January 2    January 3   December 28     June 30
Dollars in thousands                       2000        2000          1999        1998          1996          1996
------------------------------------------------------------------------------------------------------------------
Earnings
Income from continuing operations
before income taxes                      $  2,160     $ 74,659     $ 83,520     $ 93,383     $     26     $ 87,479

Interest expense
(excluding capitalized interest)           60,252        7,486        7,026        6,866        4,330        9,403

Portion of rent expense under
long-term operating leases
representative of an interest factor        1,121        1,483        1,233        2,133        1,070        2,103

                                         --------     --------     --------     --------     --------     --------
Total earnings                           $ 63,533     $ 83,628     $ 91,779     $102,382     $  5,426     $ 98,985
                                         ========     ========     ========     ========     ========     ========

Fixed charges
Interest expense
(including capitalized interest)           60,252        7,887        7,729        6,866        4,330        9,403

Portion of rent expense under
long-term operating leases
representative of an interest factor        1,121        1,483        1,233        2,133        1,070        2,103

                                         --------     --------     --------     --------     --------     --------
Total fixed charges                      $ 61,373     $  9,370     $  8,962     $  8,999     $  5,400     $ 11,506
                                         ========     ========     ========     ========     ========     ========

Ratio of earnings to fixed charges            1.0          8.9         10.2         11.4          1.0          8.6
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